BELL MICROPRODUCTS

For Immediate Release

Media Contact:
Dena Jacobson
Lages & Associates
(949) 453-8080
dena@lages.com

Investor Relations Contact:
Rob Damron
Bell Microproducts
(414) 224-1668
ir@bellmicro.com

BELL MICROPRODUCTS APPOINTS MICHAEL J. GRAINGER

TO BOARD OF DIRECTORS

SAN JOSE, Calif., September 21, 2006 — Bell Microproducts Inc. (NASDAQ: BELM), one of the world’s largest value-added distributors of leading-edge network storage technology, today announced it has appointed Michael J. Grainger to its board of directors. With an impressive background as president and chief operating officer of Ingram Micro Inc. and more than 25 years of executive experience, Grainger adds another level of knowledge and expertise to the company’s seasoned group of directors.

“We are very excited to have Mike join our well-respected board,” said Bell Microproducts’ president, chief executive officer and chairman of the board, Don Bell. “Having led the largest IT distributor in the world, Mike has extensive knowledge of our industry, suppliers and customers, as well as the IT distribution market as a whole. Mike Grainger is a visionary leader and proven senior level executive with a record of success in leading a global Fortune 100 company. Grainger brings an exceptional background in executive management as well as sales, marketing, finance and operations to add to our board strength. We are certain he will be an incredible asset as we continue to grow our business.”

Grainger made his mark on the IT distribution industry as president and COO of publicly traded Ingram Micro, the world’s largest provider of technology products and services, with operations in 33 countries worldwide. There he led the day-to-day operations of the company with global P&L responsibility. During his tenure as president and COO, Grainger was named as one of the top 25 executives in the IT industry by CRN, a leading trade publication, in November 2003.

Prior to becoming president of Ingram Micro, Grainger served as executive vice president and chief financial officer of that company, and previously held the positions of vice president and controller of Ingram Industries, then the parent company of Ingram Micro. Grainger began his career as a Certified Public Accountant for Price Waterhouse in 1973 after earning a Bachelor of Science degree in accounting from the University of Montevallo in Alabama.

Grainger serves on the board of publicly traded ScanSource, and is also a board member of several privately held companies including Ingram Industries, Pillar Data Systems and Belkin. Leveraging his strong background in finance, Grainger will also serve as an audit committee member on Bell Microproducts’ board. He replaces Roger Smith, who is resigning his seat to focus on other commitments. Bell commented, “We want to thank Roger for his valuable service. He is very talented and has contributed to Bell Micro. We wish him the best.”

About Bell Microproducts Inc.

Bell Microproducts [NASDAQ: BELM] is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services.  An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors.

Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs.  From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions.  More information can be found in the company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement for Bell Microproducts:
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company’s current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: the ability to successfully integrate the operations of recent acquisitions, industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, foreign currency fluctuations and the other risks described from time to time in the Company’s reports to the Securities and Exchange Commission (including the company’s Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.

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